Lawson Products Announces New Credit Facility October 14, 2019 Commitments upsized to $100 million, plus an accordion feature Further supports acquisition and organic growth strategies JPMorgan Chase and Bank of America Join Bank Group CHICAGO--(BUSINESS WIRE)--Oct. 14, 2019-- Lawson Products, Inc. (NASDAQ: LAWS) (“Lawson” or the “Company"), a distributor of products and services to the MRO marketplace, has entered into a new credit agreement increasing its maximum borrowing capacity from $40 million to $100 million. The new agreement also includes an accordion feature, subject to certain criteria as well as obtaining additional commitments from its lenders that would provide meaningful additional borrowing capacity. The five-year agreement provides for increased capacity for future acquisitions, combines multiple existing credit facilities and lowers borrowing spreads and unused commitment fees. "We are extremely pleased to expand our bank group to include JPMorgan Chase and Bank of America and continue our long-term relationship with CIBC Bank USA, which allows us to access additional capital," said Ron Knutson, executive vice president and chief financial officer. “Our ability to significantly increase our access to capital and partner with these world-class financial institutions further demonstrates the financial strength of the Company. With this added financial flexibility, we plan to continue the strategic growth of our business, both through acquisitions, as well as investments in our operations to further drive organic growth.” Under the credit agreement, JPMorgan Chase Bank N.A. serves as Administrative Agent, Sole Bookrunner and Sole Lead Arranger. CIBC Bank USA and Bank of America, N.A. also serve as lenders under the credit agreement. About Lawson Products, Inc. Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market (MRO). The Company is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson Managed Inventory and the Company’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, the company provides collision and mechanical repair products to the automotive aftermarket. Lawson Products ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean. For additional information, please visit https://www.lawsonproducts.com/ or https://www.kent-automotive.com/. This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2018, Form 10-K filed on March 4, 2019. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise. View source version on businesswire.com: https://www.businesswire.com/news/home/20191014005096/en/ Source: Lawson Products, Inc. Investor Relations: Lawson Products, Inc. Ronald J. Knutson Executive Vice President and Chief Financial Officer 773-304-5665